Exhibit 10.11

COMMERCIAL AUTOMOBILE CREDIT PTE LTD

176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721

Tel: 6556 1131 Fax: 6553 1131

02-08-2021

PREMIUM CATERING PRIVATE LTD
6 WOODLANDS WALK
SINGAPORE 738398

Dear Sir / Madam,

Hire Purchase Agreement No: HPN2108001	Vehicle Registration No.: GBL118H

Monthly Instalment: $2,076.00	Final Instalment: $2,072.40

Term: 48 months	Monthly Due Date: 01ST day of the month

We thank you for taking up our Hire Purchase Facility. Enclosed is the duly completed HP Agreement for your retention.

We wish to inform you that our company does not send payment advices for instalments due. For your ease of reference, the relevant details of facility are as shown above.

Your monthly instalment of $2,076.00 shall commence on 02-08-2021 and thereafter on the 01ST day of each succeeding month until Hire Purchase facility is fully repaid. Please pay your monthly instalments promptly on the due date to avoid late payment interest being levied to the agreement.

For Giro payment, we shall inform you when the application is successful. In the meantime, kindly send your cheque payment to: -

COMMERCIAL AUTOMOBILE CREDIT PTE LTD

176 SIN MING DRIVE

#04-04 SIN MING AUTOCARE

SINGAPORE 575721

Kindly state the agreement number or vehicle registration number on the reverse of the cheque.

We thank you for your support and look forward to your continued patronage.

Yours faithfully
COMMERCIAL AUTOMOBILE CREDIT PTE LTD

Authorised Signatory

Enc.

COMMERCIAL AUTOMOBILE CREDIT PTE LTD

176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721

Tel: 6556 1131 Fax: 6553 1131

02-08-2021

PREMIUM CATERING PRIVATE LTD

6 WOODLANDS WALK

SINGAPORE 738398

Dear Sir / Madam,

Hire Purchase Agreement No	: HPN2108001
Vehicle No.	: GBL118H

We refer to your application to pay your instalments by INTERBANK GIRO.

We are submitting your Interbank GIRO application form to your Bank for approval. The process will take an estimated 2 (two) months.

In the meantime please continue paying your instalments to Commercial Automobile Credit Pte Ltd until we advise you in writing on the effective date of the deduction through Interbank GIRO.

Should you have any queries, please do not hesitate to contact Winy Liu at 6556 1131.

Yours faithfully,
COMMERCIAL AUTOMOBILE CREDIT PTE LTD

Authorised Signatory

enc.

COMMERCIAL AUTOMOBILE CREDIT PTE LTD	HIRER’S COPY
176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721	NON-ACT

Hire Purchase Agreement

Agreement No	: HPN2108001

Dated	: 02-08-2021

A Hire Purchase Agreement made Between COMMERCIAL AUTOMOBILE CREDIT PRIVATE LIMITED, a company incorporated in Singapore and having its registered office at 176 Sin Ming Drive, #04-04 Sin Ming Autocare, Singapore 575721 (called “the Owner”, which expression shall where the context so admits include its successors in title and assigns)

And	PREMIUM CATERING PRIVATE LTD (201207882E)
6 WOODLANDS WALK SINGAPORE 738398
(called “The Hirer).

THE SCHEDULE

Description of Goods:		Cash Price:
MAKE	: TOYOTA	Goods:
MODEL	: HIACE 2.8 DX AUTO	Accessories:	$93,500.00
NEW/SECOND HAND	: NEW	Less Initial Payment made up of:
YEAR OF MANUFACTURE	: 2020	Cash/Trade-in:	$4,500.00
REGISTRATION NO	: GBL118H	Balance Cash Price:	$89,000.00
CHASSIS NO	: GDH2011052228	Add Hire Charges:	$10,644.40
ENGINE NO	: 1GD8653391	Balanced Hire Purchase Price:	$99,644.40
Subject to the Terms & Condition in the Annex, the Balance Hire Purchase Price shall be paid by:		Period of Hire:	48 months from the date of this Hire Purchase Agreement.
47 monthly rentals of		Rate of Hire Charges:	2.99% flat p.a.
$2,076.00 each one final rental of		Default Rate:	18.00% per annum or such other rate as the Owner may decide from time to time.
$2,072.40 commencing on		Location of Goods:	ON THE ROAD
02-08-2021 and thereafter on the
01ST Day of each succeeding month.
Interest on overdue payments will be charged at the Default Rate on a monthly basis.

The Parties agree as follows:

The Owner agrees to let and the Hirer agrees to hire the goods specified in the Schedule to this Hire Purchase Agreement (“the goods”, which expression shall include any accessories, replacements, renewals or additions thereto whether made before, on or after the date of this Hire Purchase Agreement) for the period stated in the Schedule on the Terms & Conditions set out in the Annex to this Hire Purchase Agreement.

Signed for and on behalf of the Owner:	Signed by the Hirer:
COMMERCIAL AUTOMOBILE CREDIT PTE LTD

Signature of Witness:	Signature of Witness:

Name/NRIC: LIU WIN SHUN / S8577614B	Name/NRIC: TEE MUI LING / S8560029Z

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COMMERCIAL AUTOMOBILE CREDIT PTE LTD	HIRER’S COPY
176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721	NON-ACT

OWNER WILL IMPOSE ADDITIONAL CHARGES FOR EARLY SETTLEMENT OF THIS AGREEMENT:

(a) The method for calculating the Total Balance Payable upon such early settlement is as follows:-

Total Balance Payable =

[Balance Originally payable less Total Instalment Paid less Outstanding Interest] plus Early Settlement Fee plus Processing Fee

For Example:
Original financed amount	= $80,000
Flat interest rate	= 3.50%
Original Period of Hire (N)	= 120 months
Total interest payable (TI)	= $28,000
Monthly instalment	= $900
Processing fee	= 1.0% of balance payable subject to a min of $1,000

If the Hirer decides to repay the entire balance outstanding after making 24 instalments, the computation of his Balance Payable is as follows:

Total Instalments Paid	= 24 x $900 = $21,600

Unexpired period of hiring in month (n)	= 120 - 24 = 96

Outstanding Interest (based on rule 78)	= [n (n+1) x TI] / [N (N+1)] = [96(97) x $28,000] / [120(121)] = $17,957.02

Early Settlement Fee for 24 months	= 20% of outstanding Interest = 20% x $17,957.02 = $3,591.40

Balance Payable for early settlement	= [80,000 + $28,000 - $21,600 - $17,957.02] + $3,591.40 = $72,034.38

Add processing fee	= 1.0% of balance payable = 1.0% x $72,034.38 = $720.34

Total Balance Payable for early settlement	= $72,034.38 + $1,000.00 = $73,034.38

(b) ADDITIONAL CHARGES:-ASSIGNMENT

The Owner will impose charges in the event that the Hirer requires the Owner to assign its right, title and interest under this Hire Purchase Agreement to another party. The charges payable by the Hirer, and the method for calculating such charges is the same as described in (a) above, and any reasonable costs incurred by the Owner (including legal expenses) in relation to the assignment.

(c) THIRD PARTY CHARGES

The above information DOES NOT include third party charges such as stamp duties, legal fees, valuation fees, etc. Please check with the relevant parties for the charges.

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COMMERCIAL AUTOMOBILE CREDIT PTE LTD	HIRER’S COPY
176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721	NON-ACT

Annex to Hire Purchase Agreement No: HPN2108001

Acknowledgement

To: Commercial automobile Credit Pte Ltd

I/We acknowledge having examined and taken delivery of the goods described in the Schedule to the Hire Purchase Agreement between us, and am/are satisfies as to their condition and their fitness for the purpose or purposes required. I/We also acknowledge and confirm:

1.	That I/we have read and understood the contents of the below Terms & Conditions and covenant to observe and perform all the Terms & Conditions.

2.	That I/we have seen, stated in writing, otherwise than in the Hire Purchase Agreement, the cash price of the goods and that the cash price is the same as that shown in the Schedule.

3.	And that I/we have made no statement as to the purpose for which the goods are required and that the provisions of Clause 16 of the Terms & Conditions excluding warranties and conditions were brought to my/our notice and their notice and their effect explained to me/us.

Signature of Hirer

*4 copies

Terms & Conditions

1. Definitions

“Business Day” means any day other than a Saturday, Sunday or public holiday.

“Hire Charges” means interest at the Rate of Hire Charges for the Period of Hire on the Balance Cash Price.

“Hire Purchase Price” means the aggregate of the Total Cash Price and the Hire Charges.

“Balance Hire Purchase Price” means the aggregate of the Balance Cash Price and the Hire Charges.

“Schedule” means the Schedule to the Hire Purchase Agreement.

“The Agreement” means the Hire Purchase Agreement that incorporates by reference these Terms and Conditions.

The Headings in the Agreement are for convenience only and shall not effect its interpretation.

2. Option, Rentals, Late Payment Interest & Others

a.	On signing the Agreement the Hirer shall pay the Owner the amount of the initial payment (which shall become the property of the Owner absolutely) specified in the Schedule in consideration of the option to purchase herein contained and shall cause to be delivered up to the Owner where appropriate the necessary registration book or documents relating to the registration of the goods including a blank signed transfer in such form as may be appropriate to the goods.

b.	The Hirer shall pay the rentals set out in the schedule so long as the hiring shall continue, such payments to be made punctually to the Owner at the Owner at the Owner’s address stated in the Agreement but should be Hirer make any payments to the Owner by post, they shall be at the risk of the Hirer and shall only be credited to the Hirer as and when received by the Owner.

c.	The Hirer shall pay the rentals notwithstanding any damage or destruction or loss of the goods.

d.	If the Hirer fails to pay any rentals or other sums under the Agreement after such rentals or sums have become due, whether payment has been demanded or not and whether the Agreement has been terminated or not, the Hirer shall pay interest on the overdue rentals or sums at the overdue payment rate as specified in the Schedule from the time of default up to the time of actual payment (as well after as before judgment) without prejudice to any other rights of the Owner.

e.	The Owner may from time to time, at its sole discretion and without notice to the Hirer, vary the Rate of Hire Charges in accordance with the Owner’s cost of funds then prevailing. The Owner shall have the discretion to change the amount of monthly rentals in accordance with any variation in the Rate of Hire Charges.

f.	The Hirer must not later than 60 days before from the date of expiry of the Certificate of Entitlement:

(i)	pay the Owner a sum equivalent to the Prevailing Quota Premium for the Vehicle; and

(ii)	complete and return to the Owner, the Application to Re-validate a Vehicle Entitlement.

g.	The Owner may impose a charge for any payment by currency notes or coins exceeding one hundred in number.

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COMMERCIAL AUTOMOBILE CREDIT PTE LTD	HIRER’S COPY
176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721	NON-ACT

h.	The Hirer shall obtain delivery of the goods from the vendor and agrees that since it is the Hirer who requested the Owner to purchase the goods from the vendor and thereafter to let the goods on hire-purchase terms to him, the Hirer covenants and undertakes with the Owner (where the goods consist of a motor vehicle) to be responsible for any unpaid additional registration fees, custom duties and any other charges imposed by the relevant authorities prior to or after the execution of the Agreement and the Owner shall be under no obligation whatsoever to make enquiries as to whether such fees duties and charges are outstanding and the Hirer shall at all times keep the Owner fully indemnified against any claim that may be made on the Owner thereunder.

i.	The Hirer shall make all payments to the Owner by 11 o’clock in the forenoon on a Business Day. The Owner will treat any payment made after the stipulated times as payment on the next Business Day. If the payment is not made by cash, the payment is subject to collection and receipt of actual payment by the Owner.

3. Custody, Control And Use

a.	The Hirer shall keep the goods in his own custody and control and in good and substantial order and repair and shall be responsible for all risks including damage by fire (fair wear and tear excepted) and shall not remove the goods from the address specified in the Schedule or other permitted address without the consent in writing of the owner, and shall not suffer the goods to pass out of the territory of Singapore except to West Malaysia where the goods comprise of a motor-vehicle.

b.	The Hirer shall obtain all necessary licences for the goods and the use or possession of the goods, and duly renew all such licences and pay all duties, fines, taxes, registration and other charges in respect of the goods or such licences during the period of the hiring. If any such payments shall be made by the Owner (which the Owner may at its absolute discretion do), the Hirer will repay the same to the Owner on demand and such sums until paid shall be subject to the interest at the overdue payment rate as specified in the Schedule

c.	The Hirer shall permit the Owner and its duly authorised agents to enter , at all reasonable times, the premises where the goods may be inspect the condition of the goods.

d.	The Hirer shall not cause or suffer the goods to be used contrary to law and shall indemnify the Owner in full against destruction, loss of or damage to the goods or any part thereof (including lawful forfeiture) from whatever cause arising and whether or not such loss or damage results from the negligence of the Hirer.

e.	The Hirer shall keep the Owner indemnified against all claims for damage to persons and/or property arising out of any accident caused by the goods or the user thereof.

4. Fixtures

The Hirer shall ensure that in so far as the goods are affixed to any land or building such goods shall be capable of being removed without material injury to the goods or the said land or building and that all such steps be taken as are necessary to prevent title to the goods from passing to the owner of the said land or building. The Hirer irrevocably appoints the Owner or any person nominated by the Owner under the hand of a director or manager of the Owner to be the attorney of the Hirer to remove the goods from the said land or building. Where the Hirer has an estate or interest other man as a tenant of the said land or building, the Hirer shall not without the prior consent of the Owner, create or permit to subsist any mortgage, charge, incumbrance, lien or security interest in the said land or building.

5. Prohibition Against Assignment

The Hirer shall not sell, assign, let or otherwise deal with the goods or any interest in them or in the Agreement or the option to purchase herein contained, or create any lien upon the goods for repair or otherwise or part with possession of the goods.

6. Insurance

a.	During the continuance of the hiring, the Hirer shall, in the name of the Hirer, insure and keep insured with a registered insurer approved by the Owner the goods for their full value, under an enforceable policy approved by the Owner, against any loss, or damage arising from any cause whatsoever and against all risks required to be insured by law and such other risks as the Owner may from time to time require.

b.	The Hirer shall punctually pay all premiums payable for affecting and keeping on foots such insurance and shall deliver to the Owner the policy or policies of such insurance and the receipts for all premiums paid.

c.	The Hirer shall ensure that any policy or policies of such insurance shall be endorsed with a memorandum of agreement in a form acceptable to the Owner and the insurers, whereby the interest in the policy or policies shall be assigned to the Owner insofar as the Owner may be affected by any claim thereunder.

d.	The Hirer hereby irrevocably appoints the Owner his attorney to recover and/or compromise with the insurers, in his and the Owner’s respective names, any claim for loss of damage under any policy or policies of insurance and to give effectual release and receipt for the same.

e.	The Hirer shall not do or omit to do or permit or suffer to be done any act which may invalidate any such insurance, or which may give to the insurers any right to repudiate liability. In particular but without derogating from the generality of the foregoing, if the goods consist of a motor vehicle, the Hirer shall not use or suffer or permit the vehicle to be used by a learner driver or for the purpose of instruction, unless the prior approval of the insurers has been signified by an endorsement in a form approved by the Owner.

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COMMERCIAL AUTOMOBILE CREDIT PTE LTD	HIRER’S COPY
176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721	NON-ACT

f.	If the Hirer fails to keep the goods insured or pay any premium when due, the Owner, without prejudice to any of its right, may affect the insurance any pay any premium thereon. The Hirer agrees that any expenses and charges incurred by the Owner in so doing shall be repayable by the Hirer.

g.	In the event of the goods being returned by the Hirer to the Owner or in the event of the Owner retaking possession of the goods under the terms of the Agreement, all moneys payable under any policy of the insurance for the loss of or damage to the goods shall paid to the Owner whose receipt shall be a insufficient discharge to the insurance company. Such moneys shall be credited by the Owner to the Hirer’s account with the Owner in or towards satisfaction of the amount due to the Owner under the Agreement.

h.	In event of loss of or damage to the goods the Hirer shall, when called upon by the Owner, assign to the Owner all rights, benefits and claims of the Hirer under any policy of insurance relating to such loss or damage.

i.	If the hirer shall become the owner by purchase of the goods during the currency of any such policy, the Owner shall, upon payment by the Hirer of all the moneys due under the Agreement, cause the memorandum of agreement assigning the interest in the policy to the Owner endorsed on the policy to be cancelled.

j.	If the sum recovered by the Owner under any policy of insurance mentioned in this clause shall exceed the net balance due to the Owner under the Agreement, the amount of such excess shall be paid by the Owner to the Hirer.

7. Markings

a.	The Owner may place its name plates on the goods marking them as its property. The Hirer shall not, during the hiring, alter, remove, erase, conceal, deface or otherwise interfere with the name plates or permit any persons to do so. Should the name plates or any of them be lost, damaged or removed, the hirer shall immediately restore such plate or plates.

b.	The Hirer shall not remove, alter, erase, correct or deface or otherwise interfere with the engine or chassis or registration or serial numbers or any trademark or identification plate or mark upon the goods or any part thereof, nor suffer or permit any such removal, alteration, erasure, correction, defacement or interference by any other person.

8. Termination By Hirer

The Hirer may, without prejudice to the Owner’s rights to determine the Agreement, determine the hiring by giving the Owner not less than thirty (30) days prior written notice and by delivering up the goods to the Owner at the Owner at the Owner’s registered address herein given or at such other address as the Owner shall specify. However the Hirer shall remain liable for any sums due under the Agreement and for any damage to the goods.

9. Event Of Default

An event of default occurs if:

a.	the Hirer has, in connection with the Agreement, made any representation or warranty or given any information to the Owner which is incorrect or false;

b.	the Hirer does not duly pay to the Owner any of sums herein provided to be paid;

c.	the Hirer breaches or fails to perform or observe any term or condition herein contained;

d.	the Hirer commits any act of bankruptcy or a receiving order in bankruptcy is made against the Hirer;

e.	the Hirer, being a limited company, enters into any compulsory or voluntary liquidation (not being a voluntary liquidation only for the purpose of reconstruction);

f.	the Hirer, when called upon by the Owner, fails to produce his last rent receipt from his last rent receipt from his landlord;

g.	distress is levied or threatened upon the goods or upon the premises where the goods may be;

h.	the goods are seized or taken in execution;

i.	any legal proceedings of any kind whatsoever (whether civil or criminal) are instituted against the Hirer or any guarantor for the Hirer, or any of its assets.

j.	the Hirer, being a limited company, without the prior written consent of the Owner, permit any change in its shareholding or in the composition of its board of directors;

k.	any indebtedness of the Hirer or any guarantor for the Hirer, whether owing to the Owner or any other person, shall not be paid when due for payment, or

i.	any material adverse change occurs in the business, assets, financial position or other circumstances of the Hirer or any guarantor for the Hirer, which change, in the opinion of the Owner, affects the ability of the Hirer or the guarantor to discharge his obligation to the Owner.

10. Consequences Upon Occurrence Of An Event Of Default

Upon the occurrence of an event of default, the Owner shall be entitled to:-

a.	the immediate possession of the goods;

b.	terminate without notice the hiring and retake possession of the goods, and/or

c.	by written notice served personally on the Hirer or sent (by post or otherwise) to the Hirer or to the Hirer’s last known address, absolutely determine the Agreement and the hiring hereby constituted, and thereafter the Hirer shall cease to be in possession of the goods with the Owner’s consent, save that such determination shall not discharge any pre-existing liability of the Hirer to the Owner.

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COMMERCIAL AUTOMOBILE CREDIT PTE LTD	HIRER’S COPY
176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721	NON-ACT

11. Return Of Goods On Determination Of Hiring

In the vent of the hiring being determined by the Hirer or the Owner under clauses 8 or I 0, the Hirer shall forthwith return the goods to the Owner at the Hirer’s expense. The Owner, his servants or agents shall be entitled, without any notice, to enter at all reasonable times upon any premises where the goods may be an seize and take possession thereof. The determination of the hiring as aforesaid shall not affect pr prejudice any claim the Owner may have against the Hirer for arrears of rentals or for damages for breach of the Agreement or the Owner’s rights to enforce such claim by action or otherwise.

12. Property Left In Repossessed Goods

The Owner shall not be responsible for any property which was left in the goods or alleged by the Hirer to be left in the goods at the time of resumption of possession by the Owner or upon the return of the goods to the Owner by the Hirer. In the event of any such property bring found, the Owner shall give notice to the Hirer to collect such property within one (I) week. In default of such collection, the Owner may sell or otherwise dispose of such property and the net proceeds of sale or disposition shall be credited to the Hirer against any liability of the Hirer to the Owner under the Agreement or otherwise or, if there is no such liability, shall be paid to the Hirer. The Hirer shall indemnify the Owner against any claims by a third party in respect of any property so sold or disposed of (including legal costs on a full indemnity basis).

13. Hirer’s Liability On Determination Of Hiring

If the hiring is determined under clauses 8 or 10, the Hirer shall pay the Owner the hire purchase price of the goods plus interest on overdue rentals and all other sums payable by the Hirer under the Agreement less the aggregate of:-

a.	the sums previously paid under the Agreement;

b.	the net proceeds of sale of the goods if repossessed and sold; and

c.	a discount for the acceleration of payment computed according to the “Rule of 78” less 20% method or such other method as may be decided by the Owner at its absolute discretion.

For the purposes of this clause “the net proceeds of sale” shall mean the proceeds of sale after deducting the costs and expenses of repossession, storage, insurance and sale. If the net proceeds of sale of the repossessed goods and the amount paid by the Hirer pursuant to the Agreement in the aggregate exceed the amount of the hire purchase price (with interest on overdue rentals and other sums payable by the Hirer under the Agreement), the excess shall be repaid to the Hirer.

14. Agreement Not To Be Construed As A Sale

The Agreement shall not be purchase or an agreement for the purchase of the goods by the Hirer, but if the Hirer duly performs and observes all the stipulations and conditions in the Agreement and duly pays to the Owner all sums of money due to the Owner hereunder, the Hirer may (unless the Hirer determines the Agreement) exercise the option to purchase the goods. Thereafter the goods shall become the property of the Hirer and the Owner will assign all rights, benefit and interest in the goods to the Hirer. Until all such payments as aforesaid have been made, the said stipulations and conditions performed and the said option exercised, the goods shall remain the absolute property of the Owner and the Hirer shall not have any right or interest in the goods other than that of hirer under the Agreement.

15. Waiver

No neglect, delay or indulgence on the part of the Owner in enforcing any term or condition of the Agreement and no forbearance or granting of time by the Owner shall be a waiver of any breach by the Hirer of any term of the Agreement or prejudice the strict rights of the Owner hereunder.

16. Warranty

No warranty whatsoever is given by the Owner as to the age, state or quality of the goods or as to the fitness for any purpose. Any implied warranties and conditions are also expressly excluded.

17. Costs

The Hirer shall pay all costs and expenses (including legal costs on a full indemnity basis as between solicitors and clients) and any Goods and Services Tax thereon incurred by the Owner for or in connection with demanding and enforcing payment of all moneys due under the Agreement, recovering possession of the goods, or the observance or performance of any term and any condition of the Agreement and until paid, shall be subject to interest at the overdue payment rate as specified in the Schedule from the time such costs and expenses are incurred, whether payment has been demanded of the Hirer or not, up to the time of actual payment received by the Owner.

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COMMERCIAL AUTOMOBILE CREDIT PTE LTD	HIRER’S COPY
176 Sin Ming Drive #04-04 Sin Ming Autocare Singapore 575721	NON-ACT

18. Consolidation

Where the Hirer has two or more hire-purchase agreements with the Owner or has liabilities due to the Owner separate from those arsing under the Agreement, the Owner may at any time, without notice to the Hirer, combine or consolidate all or any such agreements or liabilities and set off or transfer any sum or sums standing to the credit of any one or more of such agreements in or towards satisfaction of any of the Hirer’s liabilities to the Owner on any other account or in any other respect, whether such liabilities be actual, contingent, primary or collateral and several or joint and to appropriate payrnents made by the Hirer towards the satisfaction of any such agreements or liabilities as the Owner shall in its absolute discretion think fit notwithstanding any direction by the Hirer to the contrary.

19. Disclosure And LTA

a.	In addition to any right of disclosure which the Owner may have, the Owner is authorised to disclose, at its sole discretion, to any Government Department or Statutory Authority or to any association or body of which the Owner is a member or subscriber, or to any of their members or subscribers or agents, or to any of its subsidiary companies, any information in connection with this Agreement together with any other information which may come to the Owner’s knowledge , whether supplied by the Hirer or otherwise.

b.	Purchase, Finance and Leasing Association of Singapore regarding the financing status of the goods even if there is any provision to the contrary in this Agreement. The Hirer also agrees that LTA may, upon the request of the Owner and the Owner’s fulfilment of any requirement as may be stipulated by LTA, temporarily suspend (for such period as may be determined by LTA) of refuse any such transfer or de-registration of the goods or transaction relating to the PARF/COE rebates in respect of the goods. The Hirer acknowledges and agrees that this Clause shall be enforceable by LTA.

20. Joint Hirers

Where the Hirer comprises two or more persons, each and every other such person shall be jointly as well as severally liable to the Owner for the due performance and observance of all the provisions, terms and conditions of the Agreement.

21. Governing Law

The Agreement shall be governed by any construed in accordance with the laws of Singapore.

22. Miscellaneous

a.	The Agreement shall not be binding upon the Owner until the Agreement has been accepted and signed by or on behalf of the Owner. The Owner shall not be bound by any condition, definition, warranty, representation or understanding, whether oral or written, with respect to the subject matter of the Agreement other than as expressly provided in the Agreement.

b.	The agreement shall remain binding on the Hirer notwithstanding any amalgamation that may affected by the Owner with any other company or any reconstruction of the Owner. The Owner may at any time assign to any one or more persons all or any part of the Owner’s rights and benefits under the Agreement without the consent of or reference to the Hirer and upon such assignment all the Owner’s rights, powers and benefits under the Agreement and the goods shall enure to the benefit of the assignee.

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HIRER’S COPY

Agreement No. HPN2108001	Hirer’s Name PREMIUM CATERING PRIVATE LTD

DATED THIS 02ND	DAY OF AUGUST 2021

Name of Guarantor/NRIC	Name of Guarantor/NRIC

GAO LIANQUAN / S7770623B

Address of Guarantor	Address of Guarantor

71 LORONG TANGGAM
SINGAPORE 798759

Signature of Guarantor:	Signature of Guarantor:

Signature of Witness:	Signature of Witness:

Name/NRIC: TEE MUI LING / S8560029Z	Name/NRIC:

Name of Guarantor/NRIC	Name of Guarantor/NRIC

Address of Guarantor	Address of Guarantor

Signature of Guarantor:	Signature of Guarantor:

Signature of Witness:	Signature of Witness:

Name/NRIC:	Name/NRIC:

Name of Guarantor/NRIC	Name of Guarantor/NRIC

Address of Guarantor	Address of Guarantor

Signature of Guarantor:	Signature of Guarantor:

Signature of Witness:	Signature of Witness:

Name/NRIC:	Name/NRIC:

SIGNED FOR AND ON BEHALF OF	Signature of Witness:

In the presence of:-	Name/NRIC:

HIRER’S COPY

IN CONSIDERATION OF COMMERCIAL AUTOMOBILE PRIVATE LIMITED (“the Owner”) having at my/our request agreed to enter into the Hire Purchase Agreement hereinbefore set out I/We the UNDERSIGNED (and if more than one jointly and severally) HEREBY AGREE AS FOLLOWS:-

1.	I/We GUARANTEE upon demand being made to me/us in writing the due payment to the Owner of all sums of money as shall from time to time or at any time hereafter become due and payable by the Hirer under the terms of the Hire Purchase Agreement or of any variation or extension thereof (“the HP Agreement”) and also compliance with all other terms and conditions express or implied in the HP Agreement in the part of the Hirer to be observed and performed.

2.	I/We shall INDEMNIFY the Owner and agree to keep the Owner indemnified from and against all loss damage costs and expenses including legal costs on a full indemnity basis suffered or incurred by the Owner by reason of any breach or nonperformance by the Hirer of any such terms and conditions on the part of the Hirer to be observed and performed and all actions claims and demands which may be instituted or made against the Owner or in any way connected with or arising out of or incidental to the HP Agreement.

3.	This Guarantee shall be a continuing one and the Owner shall not be bound at my time to exercise any of its rights under the HP Agreement and any omission by the Owner so to do shall not affect or discharge this Guarantee. The granting of time concession or indulgence to or compounding or the waiver of any breach or default of the Hirer or any variation or modification of the obligations of the Hirer under the HP Agreement shall not avoid or release or discharge this Guarantee.

4.	As between me/us and the Owner I/We shall be deemed to be the principal debtor and I/We waive all suretyship and other rights inconsistent with this clause.

5.	Where the Hirer is a partnership firm, notwithstanding any change or changes in the name of the Hirer’s firm or any change or changes in the membership of the Hirer’s firm by death, retirement, introduction of a partner or partners, or any other change in the constitution of the firm my/our liability hereunder shall not be affected or discharged whatsoever and the provisions hereof shall be applicable to any loss damage costs and expenses whether incurred before or after such changes.

6.	Where there is more than one of use the discharge y the Owner of any one or more of us or the effecting of any compromise with or any agreement not to sue any one or more of us shall not discharge the others of us and that upon payment by me/us to the Owner of all sums sue by Hirer to the Owner under the HP agreement I/We shall be entitled to require the Owner to execute an assignment of the HP Agreement and/or any moneys payable thereunder at my/our expense and such assignment shall entitle me/us to exercise the licence to seize the goods conferred on the Owner by the HP Agreement.

7.	Any payment made to the Owner and later avoided by any statutory provision shall be deemed not to have discharge my/our liability hereunder in respect of such payment and in such event the parties hereto shall be restored to the rights which each respectively would have had if such payment had not been made.

8.	Any demand made or notice given by the Owner hereunder shall be validly made or given if served on me/us personally or sent to me/us by prepaid post to or left at my/our address as given below or at my/our current business or private address or that last known to the Owner and if sent by post shall be conclusively deemed to have been received by me/us within forty eight (48) hours after time of posting.

9.	As a separate and independent stipulation, it is agreed by me/us that any money payable by the Hirer under the HP Agreement which may not be recoverable from me/us on the footing of a guarantee, whether by reason of any legal limitation, disability or incapacity on or of the Hirer or any other fact or circumstance, and whether known to Owner or me/us or not, shall nevertheless be recoverable from me/us as sole or principle debtor in respect of it and shall be paid by me/us on demand.

10.	If this Guarantee is signed or intended to be signed by or on behalf of more than one person (such persons being hereinafter referred to as “Original Signatories”) and any one or more of the Original Signatories did not sign or is not bound by the provisions of this Guarantee (whether by reason of his or their lack of capacity or improper execution of this Guarantee or for any other reason whatever), the remaining Original Signatory or Signatories shall continue to be bound by the provisions of this Guarantee as if such other Signatory or Signatories had never been party hereto.

11.	This Guarantee shall be governed and construed in all respects in accordance with the laws of Singapore and I/We hereby submit to the jurisdiction of the courts of Singapore in all matters connected with this Guarantee PROVIDED ALWAYS that my/our said submission shall not be constructed as derogating from the Owner’s right to commence proceedings in the courts of any other country.

12.	All costs charges and expenses (including legal costs on a full indemnity basis) which the Owner may incur in enforcing this Guarantee shall be borne by me/us.

13.	A certificate signed by an authorised officer of the Owner stating the amount hereunder shall be prima facie evidence of that fact.